Exhibit 1.1

TEEKAY TANKERS LTD.

Class A Common Shares

Having an Aggregate Offering Price of up to

$80,000,000

Equity Distribution Agreement

November 18, 2015

Evercore Group L.L.C.

55 East 52nd Street

New York, New York, 10055

Ladies and Gentlemen:

Teekay Tankers Ltd. is a corporation incorporated under the laws of the Marshall Islands (the “Company”).

It is understood and agreed to by all parties that the Company has acquired the vessels (each, a “Vessel”) listed on Schedule I-A hereto from Teekay Corporation, a Marshall Islands corporation (the “Parent”) or third parties, as described more particularly in the Prospectus. It is further understood and agreed by all parties that:

(a) Pursuant to (i) a Contribution, Conveyance and Assumption Agreement dated as of December 18, 2007, among the Company, Teekay Holdings Limited, a Bermudian holding company (“THL”), and Parent (the “Contribution Agreement”), (ii) a Purchase Agreement dated April 7, 2008, between the Company and Parent for the purchase of Ganges Spirit L.L.C. (formerly Delaware Shipping L.L.C.), (iii) a Purchase Agreement dated April 7, 2008, between the Company and Parent for the purchase of Narmada Spirit L.L.C. (formerly Adair Shipping L.L.C.), (iv) a Purchase Agreement dated June 12, 2009, between the Company and Parent for the purchase of Ashkini Spirit L.L.C. (formerly Ingeborg Shipping L.L.C.), (v) a Purchase Agreement dated April 6, 2010, between the Company and Parent for the purchase of Yamuna Spirit L.L.C., Kaveri Spirit L.L.C. and Helga Spirit L.L.C., (vi) a Purchase Agreement dated November 1, 2010, between the Company and Parent for the purchase of Esther Spirit L.L.C. and Iskmati Spirit L.L.C., (vii) certain Memoranda of Agreement each dated as of August 4, 2015 between the Company or its subsidiaries and affiliates of Veritable Maritime Holdings, LLC, (viii) a Business Purchase Agreement dated June 15, 2012, between the Company and Parent for the purchase of Godavari Spirit L.L.C., Axel Spirit L.L.C., Mahanadi Spirit L.L.C., Teesta Spirit L.L.C., Hugli Spirit L.L.C., Americas Spirit L.L.C., Australian Spirit L.L.C., Pinnacle Spirit L.L.C., Donegal Spirit L.L.C., Galway Spirit L.L.C., Limerick Spirit L.L.C., Summit Spirit L.L.C. and Zenith Spirit L.L.C., and (ix) Memorandums of Agreement dated December 17, 2014 between the Company and certain sellers for the purchase of the Seletar Spirit, Leyte Spirit, Sebarok Spirit, Luzon Spirit and Yamato Spirit, the Company acquired all the outstanding ownership interests of, or, with respect to subclause (ix) above, the vessels now held by, each of the entities listed on Schedule I-A hereto (each a “Vessel Owning Subsidiary”) on the terms set forth therein and as described in the Prospectus (exclusive of any supplement thereto);

(b) On December 18, 2007, Parent, Teekay Chartering Limited, a Marshall Islands corporation (the “Aframax Pool Manager”), and the Company entered into an Aframax Revenue Sharing Pool Agreement (the “Aframax Pooling Agreement”), pursuant to which the Aframax Pool Manager agreed to commercially manage certain of the Vessels and other vessels owned by Parent that trade in the conventional oil tanker spot market on the terms set forth therein and as described in the Prospectus (exclusive of any supplement thereto);

(c) As of November 9, 2010, Taurus Tankers LLC, a Marshall Islands limited liability company (the “Taurus Pool Manager”, and together with the Aframax Pool Manager, the “Pool Managers”), and Teekay Chartering Limited and certain third parties entered into a Taurus Revenue Sharing Pool Agreement regarding the Taurus Tankers LR2 Pool (the “Taurus Pooling Agreement”, and together with the Aframax Pooling Agreement, the “Pooling Agreements”), pursuant to which the Taurus Pool Manager agreed to commercially manage certain of the Vessels and other vessels owned by other parties to the Taurus Pooling Agreement and their affiliates, on the terms set forth therein and as described in the Prospectus (exclusive of any supplement thereto); and

(d) On December 18, 2007, Teekay Tankers Management Services Ltd., a Marshall Islands corporation (the “Tanker Manager”), and the Company entered into a Management Agreement (the “Management Agreement”), pursuant to which the Tanker Manager agreed to provide commercial management, technical, administrative and strategic services in respect of the Vessels on the terms set forth therein and as described in the Prospectus (exclusive of any supplement thereto).

The Company, the Tanker Manager and the Pool Managers are referred to herein as the “Teekay Entities.” The entities listed on Schedule I-B hereto are referred to herein as the “Other Subsidiaries” and, together with the Vessel Owning Subsidiaries are referred to herein as the “Subsidiaries.” The Company, High-Q Investments Limited, a Hong Kong corporation (“High-Q”), Teekay Tanker Operations Ltd. (“TTOL”), and all other Subsidiaries are referred to herein as the “Company Entities.”

The Company confirms its agreement (this “Agreement”) with Evercore Group L.L.C. (the “Manager”) as follows:

1.

Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of its Class A Common Stock, $0.01 per value per share (the “Class A Common Shares”), having an aggregate gross sales price of up to $80,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For avoidance of doubt, the term “Shares” as used in this Agreement refers only to the Class A Common Shares to be sold pursuant to this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company acknowledges and agrees that in undertaking its obligations under this Agreement, the Manager may act through one or more of its agents, including, without limitation, its selling agent International Strategy & Investment Group LLC. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex A hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2.	Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Manager at the Execution Time as set forth below.

2.1

Registration. The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-205643) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto and any related Rule 462(b) Registration Statement filed prior to the Execution Time or prior to such time this representation is repeated or deemed to be made, has been declared or become effective under the Act. Copies of such Registration Statement and each of the amendments thereto, if any, which are not publicly available at www.sec.gov have been delivered by the Company to the Manager.

Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents or information incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

2.2

No Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such time being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

2.3

Form of Documents. The Registration Statement conformed when filed and will conform in all material respects on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Shares, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the applicable requirements of the Act and the rules and regulations thereunder. The Prospectus Supplement and the Prospectus conformed or will conform in all material respects when filed with the Commission pursuant to Rule 424(b), and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Shares, to the requirements of the Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus Supplement or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

2.4

No Material Misstatements or Omissions in the Registration Statement. The Registration Statement, as of each Effective Date, at the Execution Time, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7.2 hereof.

2.5

No Material Misstatements or Omissions in the Prospectus. The Prospectus, at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7.2 hereof.

2.6

No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus Supplement or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7

Proceedings Under the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

2.8

Regulation M Exceptions. The Class A Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.9

Other Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

2.10

Formation and Qualification. Each of the Teekay Entities has been duly organized and is validly existing, in good standing under the laws of the Republic of The Marshall Islands, and is duly registered or qualified to do business and is in good standing as a foreign entity, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Company Entities, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Each of the Company Entities has all limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Prospectus.

2.11

Valid Issuance of the Shares. At each Settlement Date and each Time of Delivery, if any, the Shares to be issued and sold on such date will be duly authorized and, when issued and delivered to the Manager simultaneously with payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

2.12

Ownership of the Subsidiaries and other Entities. The Company owns, directly or indirectly, 50% of the equity interests in High-Q and 50% of the equity interests in TTOL and 100% of the equity interests in each of the other Subsidiaries; such equity interests are duly authorized and validly issued in accordance with the organizational documents of each Subsidiary (the “Subsidiaries’ Organizational Documents”) and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) except for Liens under the Credit Agreements (as defined in Section 2.19(d)). The Company owns, directly or indirectly, as of the date of this Agreement, approximately 9.40% of the outstanding equity interests in Tanker Investments Ltd. (“TIL”).

2.13

No Other Subsidiaries. Other than the Subsidiaries and TIL, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

2.14

No Preemptive Rights or Options. Except as described in the Prospectus (exclusive of any supplement thereto) and as provided in Section 78 of the Marshall Islands Business Corporations Act, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Company Entities. Except as described in the Prospectus (exclusive of any supplement thereto), there are no outstanding options or warrants to purchase (i) any Class A Common Shares or other interests in the Company or (ii) any equity interests in any Subsidiary.

2.15

No Registration Rights. Except as described in the Prospectus (exclusive of any supplement thereto), no holder of securities of any of the Company Entities has rights to the registration of such securities under the Registration Statement that have not been waived in writing with respect to the offering of Shares contemplated hereby.

2.16

Capitalization. The issued and outstanding equity interests of the Company consist of the number of Class A Common Shares and the number of shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”) specified in the Prospectus, as adjusted for the sale of any Class A Common Shares pursuant to this Agreement or any Terms Agreement or any grant of restricted shares or options to purchase Class A Common Shares under the Company’s 2007 Long Term Incentive Plan (as it may be amended). All of such Common Shares have been duly authorized and validly issued and are fully paid and nonassessable.

2.17

Authority and Authorization. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement and the Prospectus. All corporate action required to be taken by the Company or any of its stockholders for the authorization, issuance, sale and delivery of the Shares, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, has been validly taken.

2.18	Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company.

2.19	Enforceability of Operative Agreements.

(a)	the Contribution Agreement has been duly authorized, executed and delivered by Parent, THL and the Company;

(b)	each of the Subsidiaries’ Organizational Documents has been duly authorized, executed and delivered by the appropriate Subsidiary or its member;

(c)

the (i) Secured Credit Facility Agreement dated December 17, 2003 among Great West Hull No. 1519 L.L.C., Great West Hull No. 1520 L.L.C., DSME Hull No. 5254 L.L.C., DSME Hull No. 5255 L.L.C., The Export-Import Bank of Korea, Fortis Capital Corporation, and Landesbank Hessen-Thuringen Girozentrale, (ii) Facility Agreement dated May 11, 2004 for a US$150,400,000 secured credit facility among Donegal Spirit L.L.C. (formerly H.H.I. Hull No. 1704 L.L.C.), Galway Spirit L.L.C. (formerly H.H.I. Hull No. 1705 L.L.C.), Limerick Spirit L.L.C. (formerly H.H.I. Hull No. 1706 L.L.C.), and H.H.I. Hull No. 1707 L.L.C. as joint borrowers, the Export-Import Bank of Korea and Fortis Capital Corp. as lenders, (iii) Facility Agreement dated December 15, 2006 and amended March 17, 2010 for a US$255,528,228 senior secured loan among Summit Spirit L.L.C., Zenith Spirit L.L.C., Bermuda Spirit L.L.C., Hamilton Spirit L.L.C. as joint borrowers and Credit Agricole CIB as lender, (iv) Facility Agreement dated January 30, 2015 for a US$126,637,500 secured term loan facility among Teekay Tankers Ltd. as borrower, ABN AMRO Capital USA LLC and DNB Capital LLC as lenders, (v) US$397,200,000 Secured Term Loan Facility Agreement dated August 28, 2015 among Teekay Tankers Ltd., as borrower, ABN AMRO Capital USA LLC, Citibank, N.A., London Branch, DNB Capital LLC and Nordea Bank Finland Plc, New York Branch, as lenders, ABN AMRO Capital USA LLC, Citigroup Global Markets Limited, DNB Markets, Inc. and Nordea Bank Finland Plc, New York Branch, as mandated lead arrangers, bookrunners and structuring banks, and ABN AMRO Capital USA LLC, as agent (together the “Term Loan Agreements”), has been duly authorized, executed and delivered by each Company Entity that is a party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of each Company Entity that is a party thereto, enforceable against it in accordance with its terms;

(d)

(i) the Secured Facility Agreement dated November 28, 2007 among Everest Spirit Holding L.L.C. and the other Borrowers named therein; Nordea Bank Finland PLC, New York Branch, as Agent; and Nordea Bank Norge ASA, Citigroup Global Markets Limited, ING Bank N.V., London Branch, and the other Lenders named therein and (ii) the Facility Agreement dated December 6, 2006 and amended June 18, 2008 for a US$194,000,000 secured reducing revolving loan facility (including additional US$23,000,000 option) among SPT Explorer L.L.C. (formerly T.S. Hull No. 1328 L.L.C.), SPT Navigator L.L.C. (formerly T.S. Hull No. 1329 L.L.C.), Great East Hull No. 1680 L.L.C., Pinnacle Spirit L.L.C. (formerly Great East Hull No. 1681 L.L.C.) as joint and serval borrowers and Danish Ship Finance (together the “Revolving Credit Agreements” and, together with the Term Loan Agreements, the “Credit Agreements”), has been duly authorized, executed and delivered by each of the Company Entities that is a party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of each of the Company Entities that is a party thereto, enforceable against it in accordance with its terms; and

(e)

each of the following agreements has been duly authorized, executed and delivered by each Teekay Entity that is a party thereto, and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms: (i) the Management Agreement; (ii) the Registration Rights Agreement dated December 18, 2007, between the Company and the Parent (the “Registration Rights Agreement”); (iii) the Aframax Pooling Agreement; and (iv) the Taurus Pooling Agreement.

provided that, with respect to each agreement described in this Section 2.19, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The Contribution Agreement, the Credit Agreements, the Management Agreement, the Aframax Pooling Agreement, the Taurus Pooling Agreement and the Registration Rights Agreement are herein collectively referred to as the “Operative Agreements.”

2.20

Enforceability of Other Agreements. Each of the agreements listed on Schedule II (collectively, the “Other Agreements”) has been duly authorized, executed and delivered by each of the Teekay Entities party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of such Teekay Entity, enforceable against it in accordance with its terms, except where the failure to be enforceable would not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements; provided that, with respect to each agreement described in this Section 2.20, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

2.21

No Conflicts. None of the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any articles of incorporation or bylaws of any of the Teekay Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities (other than Liens referred to or described in the Prospectus (exclusive of any supplement thereto)), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements.

2.22

No Consents. Except for (i) the registration of the Shares under the Act, which has been effected (ii) such Consents (as defined herein) as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Shares by the Manager, (iii) such Consents that have been, or prior to each Settlement Date will be, obtained, (iv) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements, and (v) as disclosed in the Prospectus (exclusive of any supplement thereto), no permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required of, by or with respect to any Teekay Entity in connection with the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement.

2.23

No Default. None of the Teekay Entities is (i) in violation of its articles of incorporation or bylaws or its certificate of formation or limited liability company agreement, as the case may be, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements. To the knowledge of the Company, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

2.24

Conformity of Shares to Description in Prospectus. The Shares, when issued and delivered concurrently against payment therefor as provided herein will conform in all material respects to the description thereof contained in the Prospectus (exclusive of any supplement thereto).

2.25

No Material Adverse Change. Since the date of the latest audited financial statements included in the Prospectus (exclusive of any supplement thereto) and other than as set forth in or contemplated by the Prospectus (exclusive of any supplement thereto), (i) no Company Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Company Entities, taken as a whole, and (iii) none of the Company Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company Entities taken as a whole.

2.26

Financial Statements. The Company’s consolidated financial statements (including the related notes) included in the Prospectus and the Registration Statement (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities or businesses purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical financial and operating information set forth in the Company’s Annual Report for the year ended December 31, 2014 on Form 20-F and incorporated by reference into the Registration Statement and the Prospectus under the caption “Item 3. Key Information–Selected Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived.

2.27

Independent Registered Public Accounting Firm. The accountants, KPMG LLP (the “Accountants”), who have certified the Company’s consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus, and delivered their report with respect to the audited financial statements or incorporated by reference in the Registration Statement and the Prospectus, were and are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

2.28

Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, the Republic of The Marshall Islands or Canada or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company of the Shares or the consummation of the transactions contemplated by this Agreement.

2.29

Title to Properties. The Company Entities have good and marketable title to all real property and good title to all personal property described in the Prospectus owned by the Company Entities, and each Vessel Owning Subsidiary identified on Schedule I-A is the sole owner of the Vessel set forth opposite its name on Schedule I-A, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Prospectus (exclusive of any supplement thereto), (ii) that arise under the Credit Agreements or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Prospectus (exclusive of any supplement thereto) (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided, that with respect to any interest in real property and buildings held under lease by the Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Company Entities, taken as a whole as they have been used in the past as described in the Prospectus (exclusive of any supplement thereto) and are proposed to be used in the future as described in the Prospectus (exclusive of any supplement thereto).

2.30

Vessel Registration. Each vessel identified in Schedule I-A is duly registered under the laws of the jurisdiction set forth on Schedule I-A in the name of the applicable Vessel Owning Subsidiary identified in Schedule I-A, free and clear of all Liens except for Permitted Liens.

2.31

Permits. Each of the Company Entities has such permits, Consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has made all declarations and filings with, all U.S. federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus (exclusive of any supplement thereto), subject to such qualifications as may be set forth in the Prospectus (exclusive of any supplement thereto) and except for such Permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Prospectus (exclusive of any supplement thereto), each of the Company Entities has fulfilled and performed all its material obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Company Entities, taken as a whole.

2.32

Insurance. Except as set forth in the Prospectus (exclusive of any supplement thereto) with respect to off-hire insurance, the Company Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Company Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company Entities has been refused any insurance coverage sought or applied for; and the Company believes that each of the Company Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

2.33

Contracts to be Described or Filed. To the knowledge of the Company, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

2.34

Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement and the Prospectus which is not adequately disclosed in the Registration Statement or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering, issuance and delivery of the Shares, or (B) questions the validity of this Agreement, any Operative Agreement or any Other Agreement.

2.35

Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Company Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus (exclusive of any supplement thereto). No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Company Entity.

2.36

Sarbanes-Oxley Act of 2002. Each of the Company Entities is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) that are effective and applicable to each of the Company Entities.

2.37

Disclosure Controls. The Company Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

2.38

No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or, to the knowledge of the Company, imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.

2.39

Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

2.40

Internal Controls. The Company and each Subsidiary maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company Entities’ “internal controls over financial reporting” (as such term is defined in rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and none of the Company Entities is aware of any material weakness in their internal controls over financial reporting.

2.41

eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.42

Environmental Compliance. Each Company Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

2.43

Effect of Environmental Laws. In the ordinary course of its business, each Company Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Company Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

2.44

Intellectual Property. The Company Entities own or possess rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Company Entities believe that the conduct of their respective businesses do not conflict with, and the Company Entities have not received any notice of any claim of conflict with, any such rights of others.

2.45

No Distribution of Other Offering Materials. The Company has not distributed and will not distribute, any offering material (as defined under the Act) in connection with the offering and sale of the Shares other than the Registration Statement, Prospectus and any Prospectus Supplement, and any other materials, if any, permitted by the Act, including Rule 134 under the Act.

2.46	NYSE Listing. The Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

2.47

Investment Company. None of the Company Entities is now, and immediately after the issuance and sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, required to be registered as an “investment company” under the 1940 Act.

2.48

Passive Foreign Investment Company. Subject to the qualifications contained in the Prospectus (exclusive of any supplement thereto), to the knowledge of the Company, the Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code.

2.49

Foreign Corrupt Practices Act. Neither the Company nor any director, officer, employee or affiliate of the Company, nor, to the knowledge of the Company, any agent or representative of the Company, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

2.50

Sanctions Laws and Regulations. Neither the issuance and sale of the Shares by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Shares, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

2.51

OFAC. (i) The Company represents that none of the Teekay Entities nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Teekay Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(a)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor

(b)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, the Crimea region of the Ukraine and Syria).

(ii) The Company represents and covenants that no Teekay Entity will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that each Teekay Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.52

Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Teekay Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.53

Brokers. There are no contracts, agreements or understandings between any Company Entity and any person that would give rise to a valid claim against any Company Entity or the Manager for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

2.54

Market Stabilization. None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.55

Prohibition on Dividends. Except as provided in the Credit Agreements and by Section 43 of the Marshall Islands Business Corporations Act and Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996, no Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.56

Statistical and Market Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

2.57	No Restrictions. There are no restrictions on subsequent transfers of the Shares under the Marshall Islands Business Corporations Act.

2.58

Immunity. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands or Canada or any political subdivisions thereof.

2.59

Taxes. No capital gains, income, withholding or other taxes are payable by or on behalf of the Manger to the Republic of The Marshall Islands or Canada, or to any political subdivision or taxing authority of either thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Manager or the sale and delivery by the Manager of the Shares to the initial purchasers thereof.

2.60

Dividends and Distributions. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions paid to persons not resident or citizen of, or not conducting business in, the Republic of The Marshall Islands will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any Consents of or with any court or governmental agency or body in the Republic of The Marshall Islands or any political subdivision thereof.

2.61	Business in the Marshall Islands. The Company is not carrying on any business or conducting any transactions in the Republic of The Marshall Islands.

2.62

Parent Ownership of Class A and Class B Shares. As of the date of this Agreement, Parent owns directly (or indirectly through THL) 23,232,757 Class B Common Shares and 17,154,474 Class A Common Shares. All such Class A Common Shares and Class B Common Shares (collectively, the “Parent Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and Parent owns all such shares free and clear of all Liens, except pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance Limited, the lenders party thereto, Citibank, N.A., as administrative agent, and Parent, as amended.

2.63

Enforceability of Agreements. To the knowledge of the Company, each of the Taurus Pooling Agreement has been duly authorized, executed and delivered by Parent or Aframax Pool Manager, as applicable, and, to the knowledge of the Company, is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that, the enforceability of the Taurus Pooling Agreement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in the Taurus Pooling Agreement may be limited by applicable laws and public policy.

Any certificate signed by any officer of the Company and delivered to the Manager or to counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

3.	Sale and Delivery of Shares.

3.1

Sale of Shares by Manager, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(a)

The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus, the Company’s articles of incorporation and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold (which may not be less than the par value thereof). Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. Unless otherwise properly authorized by the Company’s Board of Directors (the “Board”) in the future, the gross sales price of the Shares sold under this Section 3.1 shall be the market price for the Company’s Class A Common Shares sold by the Manager under this Section 3.1 on the NYSE at the time of sale of such Shares.

(b)

The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

(c)

The Company shall not authorize the issuance and sale of any Share at a price lower than the minimum price therefor designated from time to time by the Board (and not less than the par value per Share), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and the Manager shall not sell any Share at a price lower than authorized by the Company pursuant to Section 3.1(a) above, it being understood that regardless of the minimum price, the Shares must be sold at market price. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. During any such period of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4.13 - 4.19 or Section 4.21, be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4.22 until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4.13).

(d)

The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3.1, other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Shares or to or through a market maker, (B) by any other method permitted by law, including, without limitation, privately negotiated transactions, (C) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement or (D) in a transaction by which the Shares are issued simultaneously with the payment therefor.

(e)

The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be 2.0% of the gross sales price of the Shares sold pursuant to this Section 3.1 and payable as described in the succeeding subsection 3.1(f) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(f)

The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day during which the Shares are sold under this Section 3.1 setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(g)

Settlement for sales of the Shares pursuant to Section 3.1 of this Agreement will occur on the third Business Day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Manager (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be made available to the Manager by book-entry transfer of the Shares through The Depository Trust Company (“DTC”) to the account of the Manager’s at DTC, and Manager (or Manager’s clearing broker) will cause the Net Proceeds to be credited immediately to the Company’s account at the Manager’s clearing broker in same day funds. Manager shall effect settlement for the sale of the Shares through book-entry delivery to the purchaser or its agent by the Manager’s clearing broker through its account at DTC following payment by the purchaser or its agent of the gross sales price to DTC in same day funds. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Manager any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Settlement Date shall always be delivered simultaneously with the Shares delivered by the Company.

(h)

At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4.13), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

3.2

Sale of Shares by Manager, as Principal. If the Company wishes to issue and sell Shares pursuant to this Agreement but other than as set forth in Section 3.1 of this Agreement (each, a “Placement”), it will obtain the appropriate approval from its Board and notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement mutually satisfactory to the Manager and the Company, setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control. Notwithstanding the foregoing, no Terms Agreement shall amend or change the payment mechanics such that Shares are issued prior to payment therefor or for gross proceeds per Share of less than par value per Share.

3.3

Terms Agreement. Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

3.4

Limitation on Number and Amount of Shares Sold. Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the aggregate offering price for Class A Common Shares available for issuance under the Prospectus, (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, in compliance with Section 3.1(a) or Section 3.2 above, or (iv) the aggregate authorized number of Class A Common Shares authorized to be issued pursuant to the Company’s articles of incorporation that have not already been so issued or set aside for issuance.

3.5

Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4.	Agreements. The Company agrees with the Manager that:

4.1

Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use promptly its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

4.2

Notice of Material Change. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus, as supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

4.3

Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of Section 4.1, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

4.4

Reports to Security Holders and Manager. As soon as practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 in respect of each effective date of the Registration Statement for purposes of sales of Shares pursuant to this Agreement.

4.5

Copies of Reports. The Company will furnish or make available via EDGAR to its shareholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.

4.6

Signed Copies of the Registration Statement. The Company will furnish, or otherwise make available upon request, to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Manager may reasonably request.

4.7

Qualifications. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Manager may reasonably request for the distribution of the Shares.

4.8

No Issuer Free Writing Prospectus. Each of the Company and the Manager agree that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

4.9

Limitation on Sale of Common Shares. If sales of the Shares have been made but not settled, or the Company has had outstanding with the Manager any instructions to sell the Shares, in either case, within the prior five Business Days, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Class A Common Shares or any securities convertible into, or exercisable, or exchangeable for, Class A Common Shares; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Company may (i) issue and sell Shares pursuant to this Agreement or any Terms Agreement, and (ii) grant restricted shares or options to purchase Class A Common Shares under the Company’s 2007 Long-Term Incentive Plan, as it may be amended, and issue Class A Common Shares upon exercise or vesting thereof.

4.10	Compliance with the Sarbanes-Oxley Act. Each of the Company Entities will comply in all material respects with all applicable securities and other applicable provisions of the Sarbanes-Oxley Act.

4.11

Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

4.12

Notifications to Manager. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager by it pursuant to Section 6 herein.

4.13

Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii), (iii), (iv), (vi) or (vii) below), (ii) the Company shall file an Earnings 6-K (defined below) (the date of each such filing, and any date on which an amendment to any such document is filed, an “Earnings Filing Date”) (iii) the Company shall file a Report on Form 6-K (each a “Quarterly Report”) containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (other than an Earnings 6-K) (the date of each such filing, and any date on which an amendment to any such document is filed, a “Quarterly Filing Date”) (iv) the Company shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (v) any Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (vi) the Company shall file a Report on Form 6-K containing financial statements, which is incorporated by reference into the Registration Statement, or (vii) otherwise as the Manager may reasonably request upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i) - (vii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6.4 of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6.4, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

4.14

Marshall Islands Law Opinion of Watson Farley & Williams LLP. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Watson Farley & Williams LLP, special counsel for the Company relating to Marshall Islands law, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex B, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.15

Opinion of Parent’s Internal Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of either the General Counsel or Associate General Counsel of Parent, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex C, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.16

English Law Opinion of Watson Farley & Williams LLP. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.16 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Watson Farley & Williams LLP, special English counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex D, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.17

Opinion of Perkins Coie LLP. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Perkins Coie LLP, counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex E, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.18

Opinion of Lennox Paton. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.18 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Lennox Paton, special Bahamian counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex F, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.19

Opinion of Ganado Advocates. Upon commencement of the offering of the Shares under this Agreement, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Ganado Advocates, special Malta counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex G, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.20

Opinion of Manager Counsel. At each Representation Date, Cravath, Swaine & Moore LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

4.21

Letters of Independent Accountants. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files an Earnings 6-K, a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 20-F) incorporated by reference into the Prospectus, the Company shall cause the Accountants, or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Sections 6.5 of this Agreement, respectively, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

4.22

Due Diligence. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

4.23

Manager Trading. The Company consents to the Manager and its agents, including without limitation, International Strategy & Investment Group LLC, trading in the Class A Common Shares for their own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

4.24

Disclosures in Periodic Reports. At all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Shares, the Company shall file its Annual Reports on Form 20-F within the periods required under the Exchange Act and, for each of the first three fiscal quarters of the Company’s fiscal year, Quarterly Reports within 90 days after the end of the period covered under such Quarterly Report, each setting forth consolidated financial statements and financial schedules of the Company and the subsidiaries of the Company, together with related notes, prepared in accordance with Regulation S-X under the Act and with United States generally accepted accounting principles consistently applied at the times and during the periods involved. The Company shall disclose in such Annual Reports on Form 20-F and such Quarterly Reports the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

4.25

Failure of Certain Conditions. If to the knowledge of the Company, the conditions set forth in Sections 6.1, 6.6 or 6.7 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

4.26

Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date; and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date.

4.27

Sufficient Common Shares for Issuance. The Company shall ensure that there are at all times sufficient Class A Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Class A Common Shares or Common Shares held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

4.28

Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

4.29	DTC. The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

4.30	Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

4.31

Investment Company; PFIC. For a period of four years after any Settlement Date, the Company will use its commercially reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become an “investment company” as defined in the 1940 Act. For a period of three years after any Settlement Date, the Company will use its commercially reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become a PFIC that would require action on the part of a shareholder to make an election to treat the PFIC as a “qualified electing fund” with respect to such shareholder.

4.32

PFIC Notice to Shareholders. If the Company notifies its shareholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Manager, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each Teekay Entity that is a PFIC.

4.33

Sanctions Laws and Regulations. The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Shares hereunder. Further, the Company will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Shares, directly or indirectly, (a) for any purpose or activity that would reasonably be expected to cause the Manager or any purchaser of the Shares to be in violation of the Sanctions Laws and Regulations or (b) in connection with business, operations or contracts with any country that is the subject of Sanctions Laws and Regulations, or any agent or “Specially Designated National” of any such country.

5.

Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood however, that except as provided in Sections 3.1(e), 5 and 7 hereof, the Manager will pay all of its own out of pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement. If Shares having an aggregate offering price of at least $35,000,000 have not been offered and sold under this Agreement and all Terms Agreements by the Manager prior to September 30, 2016 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Manager for all of its reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of a single counsel for the Manager, incurred by it in connection with the offering contemplated by this Agreement, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder; provided, however, that such reimbursement obligation of the Company shall not exceed $100,000.

6.

Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

6.1

The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

6.2	The Company shall have furnished or caused to be furnished the opinions and letters from its counsel and accountants as set forth in Section 4, on the dates as set forth in Section 4.

6.3

The Manager shall have received from Cravath, Swaine & Moore LLP, counsel for the Manager, an opinion as set forth in Section 4, on the dates as set forth in Section 4, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

6.4

The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4.13 of this Agreement, a certificate by its principal executive officer and principal financial officer dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(a)

the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(b)

no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;

(c)

since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

(d)

on those Representation Dates when the opinions referred to in Sections 4.16, 4.18 and 4.19 are not provided, that, to such officer’s knowledge, there has not been any material change in the facts on which the opinions in Sections 4.16, 4.18 and 4.19 are based.

6.5

The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4.21 hereof and to the extent reasonably requested by the Manager in connection with any offering of the Shares, comfort letters, dated respectively as of such date, in form and substance reasonably satisfactory to the Manager.

6.6

Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter or letter referred to in Sections 6.5 or (ii) any adverse change, or any development involving a prospective adverse change that would reasonably be expected to have a Material Adverse Effect, which, in the Manager’s opinion, would materially and adversely affect the market for Shares.

6.7

Since the date of the most recent financial statements included in the Prospectus, there shall not have been any decrease in the rating of any of the debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

6.8	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

6.9	The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

6.10

Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Cravath Swaine & Moore LLP, counsel for the Manager, at 825 Eighth Avenue, New York, NY 10019, or electronically to Cravath, Swaine & Moore at an address provided by it to the Company or its counsel, on each such date as provided in this Agreement.

7.	Indemnification and Contribution.

7.1

The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents (including, without limitation, International Strategy & Investment Group LLC) of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Prospectus, Base Prospectus, Prospectus Supplement, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

7.2

The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by or on behalf of the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have. The Company acknowledges that the statement set forth in the last sentence of the first paragraph under “Plan of Distribution” in the Prospectus constitutes the only information furnished in writing by or on behalf of the Manager for inclusion in the documents referred to in the foregoing indemnity.

7.3

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7.1 or 7.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7.1 or 7.2. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.

Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to one local counsel for each applicable jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

7.4

In the event that the indemnity provided in Sections 7.1, 7.2 or 7.3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other hand from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of total discounts and commissions received by the Manager with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds (before deducting expenses) received by the Company from sales of the Shares pursuant to this Agreement and any Terms Agreements, and benefits received by the Manager shall be deemed to be equal to the total discounts and commissions received by the Manager in connection therewith. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliates of the Manager shall have the same rights to contribution as the Manager, and each person who controls any of the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.4.

8.	Termination.

8.1

The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager, then Section 4.25 shall remain in full force and effect, (ii) with respect to any pending sale of Shares through the Manager, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.2

The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.3

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8.1 or 8.2 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 9, 12, 14, 15 and 16 shall remain in full force and effect.

8.4

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3.1(g) of this Agreement.

8.5

In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

9.

Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.

Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the Evercore Group L.L.C. General Counsel (fax no.: (212) 849-3490) and confirmed to the General Counsel, 55 East 52nd Street, New York, NY 10055, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Teekay Tankers Ltd., 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. +1 441 292-3931, with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-727-2222).

11.

Successors and Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement has been and is made solely for the benefit of the Manager and the Company and, to the extent provided in Section 7 of this Agreement, the officers, directors, employees, agents and controlling persons referred to in Section 7 and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

12.

No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transactions contemplated by this Agreement.

13.

Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14.

Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.	Judicial Proceedings.

15.1

The Company irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Watson Farley & Williams LLP, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violations of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15.2

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Manager could purchase U.S. dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Manager shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first Business Day, following receipt by the Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Manager may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Manager hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Manager against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Manager hereunder, the Manager agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager hereunder.

16.

Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.

Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.	Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.	Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Earnings Announcement” shall mean a press release or other public announcement containing the Company’s earnings, revenues or other results of operations for a quarterly or annual period.

“Earnings 6-K” shall mean a Report on Form 6-K which includes substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data, officers’ quotations and non-GAAP measures and related disclosure) that the Company identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the latest Prospectus Supplement filed pursuant to Rule 424(b) of the rules and regulations under the Act prior to the relevant Applicable Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, , “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Settlement Date” has the meaning set forth in Section 3.1(g).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.

[Signature Page Follows]

Very truly yours,

TEEKAY TANKERS LTD.

By:	/s/ Vincent Lok
	Name:	Vincent Lok
	Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

By:	EVERCORE GROUP L.L.C.

By:	/s/ Mark Whatley
	Name:	Mark Whatley
	Title:	Senior Managing Director

2

Schedule I-A

List of Vessels and Owners

Subsidiary	Jurisdiction of Registration	Vessel Name

Erik Spirit L.L.C.	Bahamas	Erik Spirit

Matterhorn Spirit L.L.C.	Bahamas	Matterhorn Spirit

Everest Spirit Holding L.L.C.	Bahamas	Everest Spirit

Kanata Spirit Holding L.L.C.	Bahamas	Kanata Spirit

Kareela Spirit Holding L.L.C.	Bahamas	Kareela Spirit

Kyeema Spirit Holding L.L.C.	Bahamas	Kyeema Spirit

Ganges Spirit L.L.C.	Bahamas	Ganges Spirit

Narmada Spirit L.L.C.	Malta	Narmada Spirit

Ashkini Spirit L.L.C.	Bahamas	Ashkini Spirit

Yamuna Spirit L.L.C.	Bahamas	Yamuna Spirit

Kaveri Spirit L.L.C.	Bahamas	Kaveri Spirit

Helga Spirit L.L.C.	Bahamas	Helga Spirit

Esther Spirit L.L.C.	Bahamas	Esther Spirit

Iskmati Spirit L.L.C.	Bahamas	Iskmati Spirit

Godavari Spirit L.L.C.	Malta	Godavari Spirit

Axel Spirit L.L.C.	Bahamas	Axel Spirit

Teesta Spirit L.L.C.	Bahamas	Teesta Spirit

Subsidiary	Jurisdiction of Registration	Vessel Name

Americas Spirit L.L.C.	Bahamas	Americas Spirit

Pinnacle Spirit L.L.C.	Bahamas	Pinnacle Spirit

Galway Spirit L.L.C.	Bahamas	Galway Spirit

Summit Spirit L.L.C.	Bahamas	Summit Spirit

Mahanadi Spirit L.L.C.	Bahamas	Mahanadi Spirit

Hugli Spirit L.L.C.	Bahamas	Hugli Spirit

Australian Spirit L.L.C.	Bahamas	Australian Spirit

Donegal Spirit L.L.C.	Bahamas	Donegal Spirit

Limerick Spirit L.L.C.	Bahamas	Limerick Spirit

Zenith Spirit L.L.C.	Bahamas	Zenith Spirit

Teekay Tankers HZ Hull No. H-1586 L.L.C.	Bahamas	Seletar Spirit

Teekay Tankers HZ Hull No. H-1587 L.L.C.	Bahamas	Leyte Spirit

Teekay Tankers HZ Hull No. H-1592 L.L.C.	Bahamas	Sebarok Spirit

Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands	Luzon Spirit

Teekay Tankers TS Hull No. S-1415 L.L.C.	Bahamas	Yamato Spirit

Seoul Spirit L.L.C.	Bahamas	Seoul Spirit

Montreal Spirit L.L.C.	Bahamas	Montreal Spirit

Tokyo Spirit L.L.C.	Bahamas	Tokyo Spirit

Subsidiary	Jurisdiction of Registration	Vessel Name

Los Angeles Spirit L.L.C.	Bahamas	Los Angeles Spirit

Beijing Spirit L.L.C.	Bahamas	Beijing Spirit

Moscow Spirit L.L.C.	Bahamas	Moscow Spirit

Atlanta Spirit L.L.C.	Bahamas	Atlanta Spirit

London Spirit L.L.C.	Bahamas	London Spirit

Barcelona Spirit L.L.C.	Bahamas	Barcelona Spirit

Athens Spirit L.L.C.	Bahamas	Athens Spirit

Sydney Spirit L.L.C.	Bahamas	Sydney Spirit

Rio Spirit L.L.C.	Bahamas	Rio Spirit

High-Q Investment Ltd.	Hong Kong	Hong Kong Spirit

Schedule I-B

List of Other Subsidiaries

Subsidiary

•	Teekay Tankers Holdings Limited

•	Nassau Spirit Holding L.L.C.

•	STX Hull No. S1672 L.L.C.

•	STX Hull No. S1673 L.L.C.

•	STX Hull No. S1674 L.L.C.

•	STX Hull No. S1675 L.L.C.

•	High-Q Investment Ltd.

•	Teekay Tankers Operations Ltd.

•	Gemini Tankers L.L.C.

•	Laurel Shipping L.L.C.

•	Teekay Marine Solutions Inc.

•	Teekay Marine Solutions Ltd

•	Freeport Landholdings LLC

•	SPT Marine Transfer Services

•	Taurus Tankers L.L.C.

•	Teekay Chartering Limited

•	Teekay Guardian L.L.C.

•	Teekay Marine Holdings Limited

•	Teekay Marine (Glasgow) Ltd.

•	Teekay Marine (Singapore) Pte Ltd

•	Teekay Marine Ltd.

•	Teekay Workboats LLC

Subsidiary

•	VLCC A Investment L.L.C.

•	VLCC B Investment L.L.C.

Schedule II

Other Agreements

Agreements for the following time chartered-in vessels:

1.	BM Breeze

2.	Four Wind

3.	SN Claudia

4.	Yasa Golden Dardanelles

5.	Yasa Golden Marmara

6.	Swarna Kamal

7.	RBD Anema E Core

8.	Rich Duke II

9.	Desh Bhakt

10.	Blue River

11.	Astro Saturn

12.	FPMC P Hero

13.	SPT Explorer

Agreements for the following time chartered-out vessels:

1.	Americas Spirit

2.	Australian Spirit

3.	Axel Spirit

4.	Erik Spirit

5.	Esther Spirit

6.	Everest Spirit

7.	FPMC P Hero

8.	Godavari Spirit

9.	Helga Spirit

10.	Montreal Spirit

11.	Zenith Spirit

12.	Tokyo Spirit

13.	Sydney Spirit

Annex A

TEEKAY TANKERS LTD.

Class A Common Shares

TERMS AGREEMENT

            , 2015

Evercore Group L.L.C.

55 East 52nd Street

New York, New York, 10055

Dear Sirs:

Teekay Tankers Ltd., a corporation incorporated under the laws of the Marshall Islands (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 18, 2015 (the “Equity Distribution Agreement”), between the Company and Evercore Group L.L.C., to issue and sell to Evercore Group L.L.C. the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments,] to grant to Evercore Group L.L.C. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].

Evercore Group L.L.C. shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by Evercore Group L.L.C. to the Company for the Purchased Shares, less the amount of any dividends declared and payable on the Purchased Shares but not on such Additional Shares. This option may be exercised by Evercore Group L.L.C. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Evercore Group L.L.C., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares [and the Additional Shares].

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Evercore Group L.L.C. and the latter agrees to purchase from the Company the number of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

TEEKAY TANKERS LTD.

By:
Name:
Title:

ACCEPTED as of the date first written above.

Evercore Group L.L.C.

By:
	Name:	Mark Whatley
	Title:	Senior Managing Director

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:	Class A Common Shares

Number of Purchased Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by Evercore Group L.L.C.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Sections 4.14-4.19.

(2) The opinion referred to in Section 4.20.

(3) The accountants’ letters referred to in Section 4.21.

(4) The officers’ certificate referred to in Section 4.13.

(5) Such other documents as the Manager shall reasonably request.

Annex B

Form of Watson Farley & Williams LLP Opinion

1.

Formation of the Company. The Company has been duly incorporated and is validly existing in good standing as a corporation under Marshall Islands Law, and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, and the Prospectus (including by incorporation by reference).

2.

Formation of the Manager. The Teekay Manager is validly existing in good standing as a corporation under Marshall Islands Law, and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

3.

Formation of Subsidiaries. Each of the Subsidiaries is validly existing in good standing as a limited liability company or a corporation, as applicable, under Marshall Islands Law, and each has the limited liability company or corporate power and authority, as applicable, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus (including by incorporation by reference).

4.

Valid Issuance of the Class A Common Stock. The Shares, when issued and delivered by the Company simultaneously with receipt of payment therefor pursuant to and in compliance with the Distribution Agreement and the Prospectus, will be validly issued, fully paid and nonassessable.

5.

Ownership of Equity Interests in the Subsidiaries. The Company owns of record 100% of the limited liability company interests or shares, as applicable, in each of the Subsidiaries (other than Teekay Tankers Operations Ltd. and Teekay Marine Ltd.). Such limited liability company interests or shares, as applicable, have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary (collectively, the “Subsidiaries’ Organizational Documents”), are fully paid (to the extent required under the applicable Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and subject to the provisions of the applicable Subsidiaries’ Organizational Documents).

6.

Ownership of TTOL. Teekay Tankers Holdings Limited owns of record 50% of the stock of Teekay Tanker Operations Ltd.. Such stock has been duly authorized and validly issued in accordance with the organizational documents of Teekay Tanker Operations Ltd.. and are fully paid and nonassessable.

7.

Ownership of Teekay Marine Ltd. Teekay Tanker Operations Ltd. owns of record 100% of the stock of Teekay Marine Ltd. Such stock has been duly authorized and validly issued in accordance with the organizational documents of Teekay Marine Ltd and are fully paid and nonassessable.

8.

Parent Ownership of Class B Shares. As of the date hereof, THL owns of record 23,232,757 of the Company’s Class B common shares, $0.01 par value per share. Such Class B common shares have been duly authorized, validly issued and fully paid (to the extent required under the Company’s organizational documents) and are nonassessable.

9.

No Preemptive Rights or Options. Except as described in the Registration Statement (including by incorporation by reference), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company, in each case pursuant to the organizational documents of the Company.

10.

Authority and Authorization. The Company has all requisite corporate power to execute and deliver the Distribution Agreement, to perform its obligations thereunder, including without limitation the issuance, sale and delivery of the Shares as contemplated thereunder, and to consummate the other transactions contemplated thereby, all in accordance with and upon the terms and conditions set forth in the Distribution Agreement, the Registration Statement and the Prospectus.

11.	Due Execution and Delivery of the Distribution Agreement. The Distribution Agreement has been duly authorized, validly executed and delivered by the Company.

12.

No Conflicts. The execution, delivery and performance of the Distribution Agreement by the Company, including without limitation the offering, issuance and sale of the Shares as contemplated thereunder, or the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of any Company Entity, or (ii) violate any statute, law, rule, regulation, judgment, order or decree of which such counsel is aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of the Marshall Islands directed to the Company or result in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands to which either of them is a party.

13.

No Consents. Except as referred to (including by incorporation by reference) or described in the Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of the Marshall Islands having jurisdiction over the Company or any of its properties is required in connection with the execution and delivery of the Distribution Agreement by the Company, or the performance of the transactions contemplated thereby, including without limitation the offering, issuance and sale of the Shares as contemplated thereunder.

14.

Permits. To the knowledge of such counsel, no permits, consents, licenses, franchises, concessions, certificates and authorizations (collectively, “Permits”) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for any Company Entity to own or lease its properties and to conduct its business in the manner described in the Prospectus, other than such Permits, declarations or filings with any Republic of the Marshall Islands governmental authority currently held or previously obtained, applied, received or filed by any Company Entity.

15.

Accuracy of Statements. The statements in the Prospectus under the captions “Non-United States Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities”, insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

16.	Choice of Law. The choice of New York law to govern the Distribution Agreement constitutes a valid choice of law under Marshall Islands Law.

17.	Exclusive Jurisdiction. The submission by the Company to the exclusive jurisdiction of any New York court is a valid submission under Marshall Islands Law.

18.

Enforcement of Judgments. A judgment granted by a foreign court against the Company may be recognized in the Republic of the Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, other than a judgment for taxes, a fine or other penalty, or a judgment for support in matrimonial matters, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal (although the court may stay in proceedings until the relevant appeal has been determined or until the expiration of a period of time sufficient to enable the defendant to prosecute the appeal). A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

Annex C

Form of Internal Counsel Opinion

In the course of the Offering, such counsel has examined originals, or copies certified or otherwise identified to his satisfaction, of the Registration Statement and the Prospectus Supplement and has participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and their representatives, at which the contents of the Registration Statement and the Prospectus Supplement and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement or the Prospectus Supplement, no facts have come to such counsel’s attention that lead such counsel to believe that (other than with respect to (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel does not comment): (a) the Registration Statement, as of the most recent Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Prospectus Supplement, as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex D

Form of English Law Opinion of

Watson Farley & Williams LLP

1.

Enforceability of Management Agreement and Pooling Agreements. Each of the Management Agreement and the Pooling Agreements constitutes a valid and legally binding obligation of each of the parties thereto, enforceable against each such party in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

2.	Applicable Law. An English court would hold that English law is the applicable law of the Management Agreement and the Pooling Agreements.

3.

No Consents. No permission, filing or approval of any governmental authority in England applicable to companies generally is required in connection the Management Agreement and the Pooling Agreements for them to be valid or enforceable under English law; and it is not necessary to register the Management Agreements or the Pooling Agreements in any public office in England.

Annex E

Form of Perkins Coie LLP Opinion

1.	Tax Opinion. The opinion of Perkins Coie LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Manager may rely upon such opinion as if it were addressed to them.

2.

No Registration Rights. Except as described or incorporated by reference into the Prospectus, to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

3.

Accuracy of Statements. The statements in the Company’s Annual Report for the year ended December 31, 2014 on Form 20-F, as amended, and incorporated by reference into the Registration Statement and the Prospectus under the captions “Operating and Financial Review and Prospects– Management’s Discussion and Analysis of Financial Condition and Results of Operations– Liquidity and Capital Resources– Liquidity and Cash Needs,” “Information on the Company– Business Overview– Our Charters and Participation in the Gemini Suezmax Pool, Teekay Aframax Pool and Taurus Tankers LR2 Pool – Voyage Charters,” “Information on the Company– Business Overview– Our Charters and Participation in the Gemini Suezmax Pool, Teekay Aframax Pool and Taurus Tankers LR2 Pool – Time Charters,” “Major Shareholders and Related Party Transactions– Related Party Transactions– Management Agreement,” “Major Shareholders and Related Party Transactions– Related Party Transactions– Pooling Agreements– Teekay Aframax Pools,” “Major Shareholders and Related Party Transactions– Related Party Transactions– Pooling Agreements–Taurus Tankers LR2 Pool” and “Major Shareholders and Related Party Transactions– Related Party Transactions– Business Opportunities”; and the statements in the Company’s Report on Form 6-K for the quarterly period ended September 30, 2015 and incorporated by reference into the Registration Statement and the Prospectus Supplement under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Liquidity and Capital Resources– Liquidity and Cash Needs,” in each case insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects; provided, however, that we do not express any opinion with respect to Marshall Islands law or the laws of any other jurisdiction other than the federal laws of the United States of America.

4.

Effectiveness of Registration Statement. The Registration Statement has been declared effective by the Commission. To our knowledge, no stop order suspending effectiveness of the Registration Statement has been issued under the Act and no proceedings for this purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b).

5.

Compliance as to Form. Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus Supplement, each of the Registration Statement and Prospectus Supplement (except for the financial statements and financial schedules and other financial information included therein, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

6.	Investment Company. The Company is not an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

7.

No Conflicts. The Company’s (i) offering, issuance and sale of the Securities, and (ii) execution and delivery of the Distribution Agreement and consummation of the transactions contemplated thereby do not breach or result in a default under any Material Agreement, which breach or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Agreement” means any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement).

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Manager and representatives of the independent auditors of the Company at which the contents of the Registration Statement and the Prospectus Supplement were discussed. Such counsel shall also state that, although such counsel assumes no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph 3 above, subject to the assumptions, exclusions and qualifications set forth in such counsel’s opinion) made in (a) the Registration Statement or any amendment thereto, (b) the Prospectus Supplement or any amendment or supplement thereto, or (c) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to such counsel’s attention that causes such counsel to believe that: (a) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel makes no statement) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus Supplement (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel makes no statement) as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Annex F

Form of Lennox Paton Opinion

1.

Ownership of Vessels. Each of the vessels identified in Schedule I-A hereto as registered under the laws of the Bahamas is registered under the law of the Bahamas in the ownership of the owning entity identified in Schedule I-A hereto, free and clear of any and all recorded pledges, liens, encumbrances, security interests, charges, equities or other claims, except (i) as described, and subject to limitations contained, in the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Prospectus.

Annex G

Form of Ganado Advocates Opinion

1.

We are of the opinion that, as of 18 November, 2015, the Narmada Spirit is registered under the laws of Malta and under the Maltese flag at the port of Valletta, Malta and is documented in the ownership of the Narmada Spirit L.L.C., subject to a first priority Mortgage “A” dated 4th April 2011 at 17:35 hours in favor of Nordea Bank Finland plc of 437, Madison Avenue, New York, USA. We can confirm that no other liens, encumbrances, security interests, charges, equities or other claims are registered over the said Vessel other than the aforesaid mortgage.

2.

We are of the opinion that, as of 18 November, 2015, the Godavari Spirit is registered under the laws of Malta and under the Maltese flag at the port of Valletta, Malta and is documented in the ownership of the Godavari Spirit L.L.C., subject to a first priority Mortgage “B” dated 15th June 2012 at 15:22 hours in favor of Nordea Bank Finland plc of 437, Madison Avenue, New York, USA. We can confirm that no other liens, encumbrances, security interests, charges, equities or other claims are registered over the said Vessel other than the aforesaid mortgage.